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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 333-113116) and related Prospectus of Silicon Graphics, Inc. for the registration of 18,181,818 shares of its common stock and to the incorporation by reference therein of our report dated September 29, 2003, with respect to the consolidated financial statements and schedule of Silicon Graphics, Inc. included in its Annual Report (Form 10-K), for the year ended June 27, 2003, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California
April 13, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS